Exhibit 99.1

Fluor Corporation	Brian Mershon / Brett Turner
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	469.398.7621 / 864-281-6976 tel

469.398.7000 main tel	Geoff Telfer / Jason Landkamer
Investor Relations
469.398.7070 / 469.398.7222 tel

News Release

FLUOR REPORTS THIRD QUARTER RESULTS

IRVING, TEXAS — November 3, 2016 — Fluor Corporation (NYSE: FLR) today announced financial results for its third quarter ended September 30, 2016.  Earnings from continuing operations attributable to Fluor for the third quarter were $5 million, or $0.03 per diluted share, compared to $176 million, or $1.21 per diluted share a year ago.  Results for the quarter include an after-tax charge of $154 million, or $1.10 per diluted share, for estimated cost increases on a petrochemical facility in the United States. Consolidated segment profit for the quarter was $25 million, including the impact of the charge mentioned above, down from $240 million a year ago. Third quarter revenue was $4.8 billion, up from $4.4 billion in the prior year.

New awards for the quarter were $7.0 billion, including $5.6 billion in Energy, Chemicals & Mining and $955 million in Government.  Consolidated ending backlog of $44.3 billion compares to $41.7 billion a year ago.

“We are very disappointed in the construction progress on a fixed-price Gulf Coast project that led to a significant charge this quarter,” said David Seaton, Fluor chairman and chief executive officer. “Looking ahead to 2017, we remain focused on project execution and continuing to capture key prospects as they develop across our businesses.”

Corporate G&A expense for the third quarter of 2016 was $27 million, compared to $35 million a year ago.  Fluor’s cash and marketable securities balance at the end of the third quarter was $2.1 billion.

Outlook

As a result of the charge in Energy, Chemicals & Mining, the Company is revising its 2016 guidance for EPS to a range of $2.20 to $2.40 per diluted share, from the previous range of $3.25 to $3.50 per diluted share.  For 2017, the Company is establishing its initial EPS guidance at a range of $2.75 to $3.25 per diluted share.  Guidance for 2017 assumes continued challenges in our commodity focused segment, offset by increasing opportunities in infrastructure, industrial and government.

Business Segments

Fluor’s Energy, Chemicals & Mining segment reported a segment loss of $60 million, compared to a segment profit of $208 million a year ago.  Results for the quarter reflect a $241 million pre-tax charge on a petrochemical facility in the United States.  Revenue of $2.3 billion declined from $2.8 billion a year ago primarily due to lower mining activities.  Third quarter new awards of $5.6 billion include an award for the Tengiz Oil Expansion Project in Kazakhstan.

Ending backlog was $23.7 billion compared to $30.1 billion a year ago, and reflects an adjustment for an LNG contract that has been suspended.

The Industrial, Infrastructure & Power segment reported segment profit of $28 million, compared to a loss of $29 million in the third quarter of 2015 that was primarily due to cost increases on a power project.  Revenue for the segment increased 89 percent to $1.1 billion from $596 million a year ago.   Results for the quarter reflect increased execution activities on nuclear and gas-fired power projects.  Ending backlog for the segment was $11.5 billion, up from $5.1 billion a year ago.

The Government segment reported segment profit of $26 million, compared to $30 million a year ago.  Revenue for the quarter was $681 million, compared to $661 million a year ago.   Third quarter new awards of $955 million include additional funding on the Savannah River project.  Ending backlog was $5.9 billion, up from $3.8 billion a year ago.

The Maintenance, Modification & Asset Integrity segment reported segment profit of $29 million in the third quarter of 2016, compared to $32 million a year ago.   Revenue for the quarter was $632 million compared to $326 million in the third quarter of 2015.  Results for the quarter reflect contributions from the Stork business, offset by declines in the equipment and power services business lines.   New awards totaled $350 million for the quarter, and ending backlog was $3.3 billion, up from $2.7 billion a year ago.

Third Quarter Conference Call

Fluor will host a conference call at 5:30 p.m. Eastern time on Thursday, November  3, which will be webcast live on the Internet and can be accessed by logging onto http://investor.fluor.com.   A supplemental slide presentation will be available shortly before the call begins.   The webcast and presentation will be archived for 30 days following the call.

Non-GAAP Financial Measure

This press release contains a discussion of consolidated segment profit that would be deemed a non-GAAP financial measure under SEC rules.  Segment profit is calculated as revenue less cost of revenue and earnings attributable to noncontrolling interests excluding: corporate general and administrative expense; interest expense; interest income; domestic and foreign income taxes; other non-operating income and expense items; and loss from discontinued operations. The company believes that consolidated segment profit provides a meaningful perspective on its business results as it is the aggregation of individual segment profit measures that the company utilizes to evaluate and manage its business performance.  A reconciliation of this measure to earnings from continuing operations attributable to Fluor Corporation is included in the press release tables.

About Fluor Corporation

Fluor Corporation (NYSE: FLR) is a global engineering, procurement, fabrication, construction and maintenance company that designs, builds and maintains capital-efficient facilities for its clients on six continents. For more than a century, Fluor has served our clients by delivering innovative and integrated solutions across the globe. With headquarters in Irving, Texas, Fluor ranks 155 on the FORTUNE 500 list with revenue of $18.1 billion in 2015 and has more than

60,000 employees worldwide. For more information, please visit www.fluor.com or follow us on Twitter @FluorCorp.

Forward-Looking Statements: This release may contain forward-looking statements (including without limitation statements to the effect that the Company or its management “believes,” “expects,” is “positioned” or other similar expressions).   These forward-looking statements, including statements relating to future growth, backlog, earnings and the outlook for the Company’s business are based on current management expectations and involve risks and uncertainties.   Actual results may differ materially as a result of a number of factors, including, among other things, the cyclical nature of many of the markets the Company serves, including the Company’s Energy, Chemicals & Mining commodity-based segment; the Company’s failure to receive anticipated new contract awards; difficulties or delays incurred in the execution of contracts, including those caused by the performance of the Company’s clients, subcontractors, suppliers and joint venture or teaming partners; failure to meet timely completion or performance standards; intense competition in the industries in which we operate; failure of our joint venture or other partners to perform their obligations; failure to obtain favorable results in existing or future litigation or dispute resolution proceedings or claims; client delays or defaults in making payments; risks or uncertainties associated with events outside of our control, including weather conditions; current economic conditions affecting our clients, partners, subcontractors and suppliers; cyber-security breaches; liabilities arising from faulty services; client cancellations of, or scope adjustments to, existing contracts; risks or uncertainties associated with acquisitions, dispositions and investments; risks arising from the inability to successfully integrate acquired businesses; foreign economic and political uncertainties; the Company’s failure, or the failure of our agents or partners, to comply with laws; the potential impact of certain tax matters; possible information technology interruptions or inability to protect intellectual property; liabilities associated with the performance of nuclear services; foreign exchange risks; the inability to hire and retain qualified personnel; failure to maintain safe worksites and international security risks; the availability of credit and restrictions imposed by credit facilities, both for the Company and our clients, suppliers, subcontractors or other partners; possible limitations on bonding or letter of credit capacity; and the Company’s ability to secure appropriate insurance.   Caution must be exercised in relying on these and other forward-looking statements.   Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections.

Additional information concerning these and other factors can be found in the Company’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Item 1A.  Risk Factors” in the Company’s Form 10-K filed on February 18, 2016.  Such filings are available either publicly or upon request from Fluor’s Investor Relations Department: (469) 398-7070.  The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.

FLUOR CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(in millions, except per share amounts)

Unaudited

CONSOLIDATED OPERATING RESULTS

THREE MONTHS ENDED SEPTEMBER 30	2016	2015
Revenue	$4,766.9	$4,384.6
Cost and expenses:
Cost of revenue	4,729.7	4,133.8
Gain related to a partial sale of a subsidiary	—	(68.2)
Corporate general and administrative expense	27.1	35.2
Interest expense, net	12.8	5.6
Total cost and expenses	4,769.6	4,106.4
Earnings (loss) from continuing operations before taxes	(2.7)	278.2
Income tax expense (benefit)	(20.1)	91.4
Earnings from continuing operations	17.4	186.8
Loss from discontinued operations, net of taxes	—	(5.1)
Net earnings	17.4	181.7
Less: Net earnings attributable to noncontrolling interests	12.6	10.4
Net earnings attributable to Fluor Corporation	$4.8	$171.3

Amounts attributable to Fluor Corporation:
Earnings from continuing operations	$4.8	$176.4
Loss from discontinued operations, net of taxes	—	(5.1)
Net earnings	$4.8	$171.3

Basic earnings (loss) per share attributable to Fluor Corporation:
Earnings from continuing operations	$0.03	$1.22
Loss from discontinued operations, net of taxes	—	(0.03)
Net earnings	$0.03	$1.19
Weighted average shares	139.3	144.3

Diluted earnings (loss) per share attributable to Fluor Corporation:
Earnings from continuing operations	0.03	1.21
Loss from discontinued operations, net of taxes	—	(0.04)
Net earnings	$0.03	$1.17
Weighted average shares	140.9	146.1

New awards	$7,021.5	$5,294.3
Backlog	$44,325.3	$41,693.3
Work performed	$4,661.6	$4,264.5

FLUOR CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(in millions, except per share amounts)

Unaudited

CONSOLIDATED OPERATING RESULTS

NINE MONTHS ENDED SEPTEMBER 30	2016	2015
Revenue	$14,046.9	$13,743.4
Cost and expenses:
Cost of revenue	13,505.7	12,901.2
Gain related to a partial sale of a subsidiary	—	(68.2)
Corporate general and administrative expense	134.9	124.1
Interest expense, net	38.4	20.4
Total cost and expenses	13,679.0	12,977.5
Earnings from continuing operations before taxes	367.9	765.9
Income tax expense	111.5	252.8
Earnings from continuing operations	256.4	513.1
Loss from discontinued operations, net of taxes	—	(5.1)
Net earnings	256.4	508.0
Less: Net earnings attributable to noncontrolling interests	45.5	44.2
Net earnings attributable to Fluor Corporation	$210.9	$463.8

Amounts attributable to Fluor Corporation:
Earnings from continuing operations	$210.9	$468.9
Loss from discontinued operations, net of taxes	—	(5.1)
Net earnings	$210.9	$463.8

Basic earnings (loss) per share attributable to Fluor Corporation:
Earnings from continuing operations	$1.52	$3.21
Loss from discontinued operations, net of taxes	—	(0.03)
Net earnings	$1.52	$3.18
Weighted average shares	139.1	146.1

Diluted earnings (loss) per share attributable to Fluor Corporation:
Earnings from continuing operations	1.50	3.17
Loss from discontinued operations, net of taxes	—	(0.04)
Net earnings	$1.50	$3.13
Weighted average shares	140.9	148.0

New awards	$18,134.7	$14,010.4
Backlog	$44,325.3	$41,693.3
Work performed	$13,730.7	$13,368.1

FLUOR CORPORATION

Unaudited

BUSINESS SEGMENT FINANCIAL REVIEW AND U.S. GAAP RECONCILIATION

($ in millions)

THREE MONTHS ENDED SEPTEMBER 30	2016		2015 (1)
Revenue
Energy, Chemicals & Mining	$2,325.2		$2,801.4
Industrial, Infrastructure & Power	1,128.3		596.2
Government	681.2		660.7
Maintenance, Modification & Asset Integrity	632.2		326.3
Total revenue	$4,766.9		$4,384.6

Segment profit (loss) $ and margin % (3)
Energy, Chemicals & Mining	$(59.7)	(2.6)%	$208.2	7.4%
Industrial, Infrastructure & Power (2)	28.4	2.5%	(29.4)	(4.9)%
Government	26.4	3.9%	30.0	4.5%
Maintenance, Modification & Asset Integrity	29.5	4.7%	31.5	9.7%
Total segment profit $ and margin %	$24.6	0.5%	$240.3	5.5%

Gain related to a partial sale of a subsidiary	—		68.2
Corporate general and administrative expense	(27.1)		(35.2)
Interest expense, net	(12.8)		(5.6)
Income tax (expense) benefit	20.1		(91.4)
Earnings from continuing operations attributable to Fluor Corporation	$4.8		$176.3

NINE MONTHS ENDED SEPTEMBER 30	2016		2015(1)
Revenue
Energy, Chemicals & Mining	$7,245.1		$9,047.2
Industrial, Infrastructure & Power	2,971.6		1,723.8
Government	2,025.1		1,909.8
Maintenance, Modification & Asset Integrity	1,805.1		1,062.6
Total revenue	$14,046.9		$13,743.4

Segment profit (loss) $ and margin % (3)
Energy, Chemicals & Mining	$247.8	3.4%	$655.4	7.2%
Industrial, Infrastructure & Power (2)	91.7	3.1%	(15.3)	(0.9)%
Government	65.5	3.2%	62.0	3.2%
Maintenance, Modification & Asset Integrity	90.7	5.0%	95.9	9.0%
Total segment profit $ and margin %	$495.7	3.5%	$798.0	5.8%

Gain related to a partial sale of a subsidiary	—		68.2
Corporate general and administrative expense	(134.9)		(124.1)
Interest expense, net	(38.4)		(20.4)
Income tax expense	(111.5)		(252.8)
Earnings from continuing operations attributable to Fluor Corporation	$210.9		$468.9

(1) During the first quarter of 2016, the company changed the composition of its reportable segments to better reflect the diverse end markets that the company serves. Segment operating information for 2015 has been recast to reflect these changes.

(2) Includes research and development expenses associated with NuScale totaling $22 million and $70 million for the three and nine months ended September 30, 2016, respectively, and $29 million and $65 million for the three and nine months ended September 30, 2015, respectively.

(3) Segment profit margin % is calculated as segment profit divided by segment revenue.

FLUOR CORPORATION

Unaudited

SELECTED BALANCE SHEET ITEMS

($ in millions, except per share amounts)

	SEPTEMBER 30,	DECEMBER 31,
	2016	2015
Cash and marketable securities, including noncurrent	$2,061.6	$2,367.6
Total current assets	5,741.6	5,105.4	(1)
Total assets	9,316.6	7,625.4	(1)
Total short-term debt	133.7	—
Total current liabilities	3,876.2	2,935.4
Long-term debt	1,555.5	986.6	(1)
Shareholders’ equity	3,106.3	2,997.3

SELECTED CASH FLOW ITEMS

($ in millions)

NINE MONTHS ENDED SEPTEMBER 30	2016	2015

Cash provided by operating activities	$452.5	$570.4

Investing activities
Net (purchases) sales and maturities of marketable securities	136.4	(38.7)
Capital expenditures	(165.5)	(181.1)
Proceeds from disposal of property, plant and equipment	60.8	70.4
Proceeds from a partial sale of a subsidiary	—	45.6
Investments in partnerships and joint ventures	(518.0)	(80.9)
Acquisitions, net of cash acquired	(240.7)	—
Other items	10.2	14.5
Cash utilized by investing activities	(716.8)	(170.2)

Financing activities
Repurchase of common stock	(9.7)	(359.6)
Dividends paid	(89.0)	(94.6)
Proceeds from issuance of 1.75% Senior Notes	553.0	—
Debt issuance costs	(3.5)	—
Repayment of Stork Notes, convertible debt and other borrowings	(331.3)	(28.4)
Borrowings under revolving lines of credit	883.3	—
Repayment of borrowings under revolving lines of credit	(884.9)	—
Distributions paid to noncontrolling interests, net of capital contributions	(17.1)	(40.9)
Other Items	(3.0)	(10.7)
Cash provided (utilized) by financing activities	97.8	(534.2)

Effect of exchange rate changes on cash	(3.0)	(77.7)

Decrease in cash and cash equivalents	$(169.5)	$(211.7)

Depreciation	$155.1	$141.0

(1) Certain amounts in 2015 have been reclassified to conform to the 2016 presentation due to the implementation of new accounting pronouncements.

FLUOR CORPORATION

Supplemental Fact Sheet

Unaudited

NEW AWARDS

($ in millions)

THREE MONTHS ENDED SEPTEMBER 30	2016		2015 (1)

Energy, Chemicals & Mining	$5,643	80%	$3,628	69%
Industrial, Infrastructure & Power	74	1%	1,281	24%
Government	955	14%	277	5%
Maintenance, Modification & Asset Integrity	350	5%	108	2%
Total new awards	$7,022	100%	$5,294	100%

NINE MONTHS ENDED SEPTEMBER 30	2016		2015 (1)

Energy, Chemicals & Mining	$7,395	41%	$9,822	70%
Industrial, Infrastructure & Power	4,860	27%	1,903	13%
Government	4,461	24%	1,077	8%
Maintenance, Modification & Asset Integrity	1,419	8%	1,208	9%
Total new awards	$18,135	100%	$14,010	100%

BACKLOG TRENDS

($ in millions)

AS OF SEPTEMBER 30	2016		2015 (1)

Energy, Chemicals & Mining	$23,682	54%	$30,051	72%
Industrial, Infrastructure & Power	11,461	26%	5,084	12%
Government	5,899	13%	3,826	9%
Maintenance, Modification & Asset Integrity	3,283	7%	2,732	7%
Total backlog	$44,325	100%	$41,693	100%

United States	$20,784	47%	$14,369	34%
The Americas (excluding the United States)	3,635	8%	10,058	24%
Europe, Africa and the Middle East	17,660	40%	14,327	35%
Asia Pacific (including Australia)	2,246	5%	2,939	7%
Total backlog	$44,325	100%	$41,693	100%

(1) During the first quarter of 2016, the company changed the composition of its reportable segments to better reflect the diverse end markets that the company serves. New awards and backlog for 2015 have been recast to reflect these changes.